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                                                                    EXHIBIT 10.1




            THIS AGREEMENT CONTAINS A WAIVER OF CERTAIN OF YOUR LEGAL
                       RIGHTS. YOU ARE ADVISED TO CONSULT
                       WITH AN ATTORNEY PRIOR TO SIGNING.


                        RETIREMENT AGREEMENT AND RELEASE


                  This Retirement Agreement and Release ("Agreement") is made and is effective as of May 6, 2005 (the "Retirement Date"), by and between BRADLEY B. BUECHLER (hereinafter referred to as "Employee") and SPARTECH CORPORATION, a Delaware corporation, which includes, for purposes of this Agreement, its subsidiaries and related organizations and, collectively, all of its and their officers, directors, employees, trustees, agents, representatives, predecessors, successors and assigns, and compensation plans and programs sponsored or established by any of the foregoing (hereinafter collectively referred to as the "Corporation").

                   WHEREAS, Employee was an employee of the Corporation since 1981 and resigned from employment in order to commence retirement from the Corporation effective on the Retirement Date; and

                  WHEREAS, the parties to this Agreement are also parties to an Amended and Restated Employment Agreement dated as of November 1, 2002 (the "Employment Agreement") and upon the Payment Date of this Agreement (as "Payment Date" is defined below) this Agreement shall supersede and replace in its entirety the Employment Agreement; and

                  WHEREAS, by this Agreement, the parties desire to provide for a mutually agreeable transition to the Employee's retirement from employment with the Corporation and from the Corporation's Board of Directors.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, it is understood and agreed as follows:

1.       RETIREMENT AND RETIREMENT PAYMENTS AND BENEFITS

         On the Retirement Date, the Employee ceased to be an employee or officer of the Corporation and ceased to be a member of the Board of Directors of the Corporation. Subject to applicable withholding for taxes and payroll taxes as described below:

         (a) Initial Retirement Payment. On the eighth day after the Corporation receives a fully executed copy of this Agreement and, if the execution by the Employee of this Agreement has not then been revoked (the "Payment Date"), the Corporation will pay to the Employee, in a

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lump sum payment, $2,711,174 in full satisfaction of the Company's obligations under Section 5(a) of the Employment Agreement.

         (b) Deferred Retirement Payment. As set forth in Section 4(b) of the Employment Agreement, at the same time as the Corporation pays other employees of the Corporation eligible for an annual bonus for the fiscal year ending in 2005, the Corporation shall pay to the Employee, in a lump sum payment, an amount determined by, first, multiplying 0.90% by the Corporation's earnings before income taxes as reported in the Corporation's consolidated financial statements for the fiscal year ending in 2005, adjusted to exclude profit, income or loss on extraordinary or nonrecurring and unusual items (such as the sale of a significant amount of assets or securities other than in the ordinary course of business, one time employee separation costs, including the amount set forth in Section 1(a) above, and significant litigation costs and recoveries) as determined by the Corporation's auditors based on generally accepted accounting principles and then multiplying such amount by a fraction, the numerator of which is the number of days from the first day of the fiscal year ending in 2005 to the Retirement Date (including each such day) and the denominator is 365.

         (c) Compensation and Benefits.

                  (i) Accrued Vacation and Other Accrued Compensation. On the Payment Date, the Corporation shall pay the Employee in a single lump sum the aggregate amount of any accrued but unused vacation pay, accrued and unpaid base salary and any reimbursement of business travel taken and customer entertainment provided before the Retirement Date which has not then been reimbursed. The parties agree that the lump sum value of the accrued and unused vacation pay is $35,686.

                  (ii) Amounts Payable Under Benefit Plans and Programs. The Corporation will pay or cause to be paid in a timely fashion any amount due to be paid as of the Retirement Date or which would be paid as of the Retirement Date upon proper and timely application therefor to provide after the Retirement Date under any Corporation sponsored benefit plan or program. For purposes of this subparagraph, the Corporation shall transfer to the Employee ownership of Policy Number 150218609 issued by the Equitable Life Insurance Society of the United States in complete satisfaction of any obligation of the Corporation under any and all deferred compensation and split dollar insurance arrangements which may have been in effect at any time during the Employee's employment with the Corporation, including, but not limited to, deferred compensation and/or split dollar obligations of the Corporation arising from or under Section 2(d) of the Employment Agreement or obligations which may, or could be argued to, have arisen from any discussion, negotiation, representation or action of either party with respect to or in contemplation of a deferred compensation or insurance arrangement in replacement of the arrangement described in Section 2(d) of the Employment Agreement.

                  (iii) Coverage Under Employee Benefit Plans. Until the third anniversary of the Retirement Date, the Corporation shall provide coverage (or cause comparable coverage to be provided if the Corporation determines in good faith that its then employee benefit plans cannot provide such coverage) to the Employee and, if the Employee so elects, to Employee's dependents, under the Corporation's health benefit program and life insurance program generally


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available to other salaried employees of the Corporation, as such programs are in effect from time to time, on the same terms and conditions and subject to the same employee contribution rates, times and terms as the Corporation provides such programs to other employees of the Corporation, provided, however, if the Employee secures health and/or life coverage through subsequent employment which is comparable coverage and on terms and conditions reasonably comparable to the programs then offered by the Corporation, the Corporation's obligation to continue its health and/or life coverage, as the case may be, shall cease. The Employee will not receive credit for benefit, vesting or early retirement eligibility purposes under any employee benefit plan or program of the Corporation after the Retirement Date.

                  (iv) Stock Options. Solely for the purpose of determining the expiration dates of stock options granted to the Employee under the Corporation's 2004 Equity Compensation Plan and under the Corporation's 2001 Stock Option Plan which vested as of the Retirement Date in accordance with their respective terms as set on the date of grant, the Employee's separation from service shall be deemed a "Retirement" as defined in connection with each such plan. Without limiting the foregoing, stock options that are not vested as of the Retirement Date under the terms of the option agreements between the Corporation and the Employee evidencing such stock options shall not, and shall never become, vested or exercisable. With respect to stock options vested as of Retirement Date, the Employee shall have the exercise rights and the Employee's obligations with respect to stock options vested as of the Retirement Date attendant to a Retirement, including, but not limited to, the automatic expiration of the options should the Employee take actions which are inconsistent with Retirement or detrimental to the interests or business of the Corporation.

         (d) Transitional Matters. In connection with the Employee's transition to retirement from employment with the Corporation, the Corporation shall provide the following:

                  (i) Transfer of unencumbered title to the Employee, as soon as practicable as the required documents can be prepared and filed, the automobile provided by the Corporation to the Employee in connection with his employment with the Corporation (with any applicable transfer taxes being paid by the Corporation);

                  (ii) Reasonable use of the Corporation's aircraft in accordance with the terms of the Corporation's policies relating thereto until June 7, 2005, in accordance with the terms of the Corporation's policies relating thereto; and

                  (iii) Transfer of unencumbered title to the Employee to any and all Corporation-owned property located in the office of the Employee at the Corporation's headquarters, including, but not limited to, furniture, computers (but excluding computer files containing Corporation information or records), memorabilia and other personal items of the Corporation. Without limiting the foregoing, the intent of the foregoing transfer is to be in addition to the personal property of the Employee, wherever located.

         (e) Fees of Professional Advisors. The Corporation shall reimburse the Employee for amounts paid by the Employee for reasonable attorneys' fees, accountants' fees, financial planner fees, tax advisor fees and the cost of such other professional service providers as the


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Employee deems appropriate in connection with reviewing this Agreement and his transition to retirement in an aggregate amount not to exceed $25,000.

         (f) ERISA Rights. Nothing in this Agreement is intended to surrender or waive any right the Employee may have under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, any vested and accrued balances under Corporation's employee benefit plans, which accrued benefits shall be payable when and in accordance with the terms of the respective plans.

         (g) Applicable Taxes. Notwithstanding any provision of this Agreement, prior to the delivery of any thing of value to the Employee, the Corporation shall withhold from any cash payment under this Agreement the amount determined in good faith by the Corporation to be required to be withheld for applicable federal, state and/or local taxes or to be paid by the Employee as federal, state or local payroll taxes for all things of value to be delivered under this Agreement. If any thing of value to be delivered under this Agreement is to be delivered in a form other than cash, withholding for applicable taxes shall be withheld from cash payments before delivery of non-cash things of values.

2.       RELEASE OF LIABILITY AND COVENANT NOT TO SUE

         (a) Employee, on behalf of himself, his heirs, dependents, and administrators, absolutely, irrevocably and unconditionally releases and forever discharges the Corporation from any and all claims, known and unknown, under federal, state or municipal law (including all common law claims) and all federal, state (including Missouri and each other state in which the Corporation transacts business) and local statutes, ordinances and regulations including, but not limited to, claims relating to breach of contract, breach of promise, misrepresentation, wrongful discharge, discrimination on account of age, race, sex, religion, national origin, military status, disability or other such characteristics protected by law or retaliation for the exercise of any right, including refusal to participate in any action, that he may have against the Corporation relating to, or arising out of, his employment with, or separation from employment with the Corporation, whether now apparent or yet to be discovered or which may hereafter develop based on events that have transpired from the beginning of time to the date of his execution of this Agreement, whether or not any action, claim, complaint, grievance or charge has been filed by Employee or on his behalf (collectively "Civil Rights Provisions"). Further, Employee specifically releases the Corporation from any and all claims arising under the following Civil Rights Provisions, in each case as amended and in effect:

                  (i) Title VII of the Civil Rights Act of 1964, as amended;

                  (ii) the Americans With Disabilities Act of 1990; as amended

                  (iii)    the Age Discrimination in Employment Act, as amended;
                           and

                  (iv) any same or similar state or local law, ordinance or regulation prohibiting such discrimination in employment.

The Employee specifically recognizes that a portion of the amount set forth in
Section 1 above is in full satisfaction of any claim the Employee may or could make against the Corporation in connection with the Employment Agreement, the Corporation's bonus plans, stock option


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programs or any other compensation and deferred compensation plan or program of the Corporation applicable to senior or executive employees or employees generally, and the foregoing release is intended to release each and all such obligations and plans. Without limiting the foregoing, if the Employee believes or comes to believe he is or may be due any amount from the Corporation which is not set forth in this Agreement, each such amount is forfeit and forever discharged from payment by the Corporation.

The foregoing shall not prevent the Employee from filing charges with the Equal Employment Opportunity Commission but the Employee agrees he shall not financially benefit from such charges.

         (b) If Employee violates this Agreement by filing a claim against or suing the Corporation, Employee agrees to pay all costs and expenses of defending against such claims incurred by the Corporation or in prosecuting any counterclaim or cross claim based on this Agreement, including reasonable attorney's fees and all other costs and expenses associated therewith.

3.       WAIVER OF RELIEF

         This Agreement encompasses all relief, no matter how called, whether now apparent or yet to be discovered, including but not limited to: wages, front pay, back pay, compensatory damages, pension or retirement benefits, punitive damages, liquidated damages, damages for pain, suffering, mental anguish and loss of enjoyment of life, and costs and attorney's fees.

4.       NO ADMISSION OF LIABILITY

         Execution of this Agreement and compliance with its terms, as provided above, do not constitute an admission by the Corporation that (i) it has treated the Employee or any other person unfairly or unlawfully or (ii) that it engaged in any breach of contract or violation of any Civil Rights Provision or other employment discrimination statute, or any other legal provision, regulation, ordinance order or rule of common law.

5.       RETURN OF PROPERTY, CONFIDENTIALITY AND NON-DISPARAGEMENT COMMITMENTS

         (a) Employee states that he has returned to the Corporation all records relating to the Corporation and its business in whatever medium and agrees not to disclose or divulge, directly or indirectly, any business secret or other confidential or proprietary information of the Corporation to any person, firm, partnership, venture or corporation, except as required by law.

         (b) Employee and Corporation agree that he and it will not, in any way, disparage one another to any person(s) or organization(s), including, without limitation, any employee of the Corporation.

         (c) The Corporation will respond to all reference inquiries concerning the Employee by confirming the dates of his employment with the Corporation, unless the parties mutually agree to another statement.




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6.       LITIGATION COOPERATION

         Employee agrees to cooperate with the Corporation in the prosecution or defense of claims asserted by or against the Corporation. Such cooperation shall include meeting with representatives of the Corporation or the Corporation's attorneys, or both, divulging to the Corporation any information that the Corporation may request for possible use in litigation, arbitration, or other legal proceeding, and testifying on behalf of the Corporation at the Corporation's request. If called upon by the Corporation for cooperation under this Section 6, the Corporation shall reimburse the Employee for his reasonable out-of-pocket expenses in connection with such cooperation.

7.       NON-COMPETITION AGREEMENT AND NON-SOLICITATION AGREEMENTS

The Employee agrees that:

         (a) Until after the second anniversary of the Retirement Date, he shall refrain, as a principal, partner, co-venturer, employee, agent, servant or independent contractor, from any business activity which is engaged in a business which competes with a business in which the Corporation is engaged as of the Retirement Date, including, but not limited to, the production of engineered thermoplastic materials, polymeric compounds and molded and profile products.

         (b) Until after the second anniversary of the Retirement Date, he shall refrain from soliciting for employment with any business of any type whatsoever individuals who are employees of the Corporation on the Retirement Date.

         (c) Until after the second anniversary of the Retirement Date, he shall refrain from soliciting business from any direct or indirect customer of the Corporation who is a customer of the Corporation on the Retirement Date, which has been a customer of the Corporation within one year prior to the Retirement Date or to which the Corporation has plans to propose business on the Retirement Date.

         (d) Until after the third anniversary of the Retirement Date, he shall refrain from taking any action to advance a position with respect to the Corporation that has not been specifically approved by the Board of Directors of the Corporation, including, but not limited to, acquiring or accumulating shares of the Corporation with a view to acquiring effective control of the Corporation and commencing, participating or assisting, directly or indirectly, in a solicitation of proxies. Without limiting the foregoing, the Employee will be deemed to have taken an action that advances a position with respect to the Corporation that has not been specifically approved by the Board of Directors of the Corporation if he takes such action individually or becomes a consultant to, employee of, partner or co-venturer with, or agent of a fund, trust, person, firm or corporation that has or intends to take a position with respect to the Corporation that has not been specifically approved by the Board of Directors.

         (e) Any breach or threatened breach of any one or more of the provisions this Section 7 would cause immediate, material and irreparable harm to the Corporation and that money


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damages would not provide an adequate remedy to the Corporation. The Corporation shall have all of the rights and remedies available under law or equity, including, but not limited to, injunctive relief, available to any party enforcing this covenant not to compete. Each of the rights and remedies shall be independent of the other and shall be severally enforceable including, but not limited to, the right to have the covenants specifically enforced by any court of competent jurisdiction and the right to require Employee to account for and pay over to the Corporation all benefits derived or received by him as a result of any such breach of covenant and Employee shall not raise a defense to the granting of any such relief that the Corporation has an adequate remedy at law.

8.       ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding of the parties and supersedes all prior negotiations, understandings and agreements, proposed or otherwise, written or oral, concerning the subject matters hereof, including but not limited to the Employment Agreement. Furthermore, no modification of this Agreement shall be binding unless in writing signed by each of the parties hereto.

9.       SEVERABILITY

         Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and if such provision cannot be modified to be enforceable (including the general release language), such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. However, if any portion of the general release language in Section 3 or 4 is ruled unenforceable for any reason, the Corporation and Employee agree to use their best efforts to negotiate in good faith an enforceable general release.

10.      GOVERNING LAW

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, the state in which the Corporation is incorporated, without regard to its principles or provisions of conflicts of laws. Any action brought under this Agreement shall be brought in a court of competent jurisdiction with venue in St. Louis County, Missouri.

11.      JUDICIAL ENFORCEMENT

         This Agreement may be specifically enforced in judicial proceedings brought in equity in a court of competent jurisdiction.

12.      VOLUNTARY AND UNDERSTANDING EXECUTION

         Employee agrees and acknowledges that he has read this Agreement and fully understands the terms and conditions of this Agreement, including the release of claims and waiver of rights, that he has consulted with his attorney and that he enters into this Agreement knowingly, voluntarily, free from duress and as a result of his own free will.



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13.      CONSIDERATION AND REVOCATION PERIODS

         (a) EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THIS WRITING AND PREVIOUSLY BY THE CORPORATION TO CONSULT WITH AN ATTORNEY OF HIS CHOOSING CONCERNING HIS RIGHTS IN CONNECTION WITH HIS TERMINATION FROM EMPLOYMENT AND THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING THE RELEASE OF ALL CLAIMS CONTAINED HEREIN.

         (b) EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED THAT, WITH REGARD TO THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, HE HAS A LEGAL RIGHT TO USE ALL OR ANY PART OF TWENTY-ONE (21) DAYS TO CONSIDER, IN CONSULTATION WITH HIS ATTORNEY, WHETHER TO SIGN THIS AGREEMENT AND THAT, DURING SUCH PERIOD OF CONSIDERATION, THE CORPORATION SHALL NOT REVOKE ITS OFFER TO ENTER INTO THIS AGREEMENT ON THE TERMS AND CONDITIONS SET FORTH HEREIN.

         (c) EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED THAT, IF HE SIGNS THIS AGREEMENT, HE CAN THEREAFTER REVOKE HIS EXECUTION OF THIS AGREEMENT TO THE EXTENT OF THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT ON OR BEFORE THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER HIS EXECUTION HEREOF BY DELIVERING A WRITTEN REVOCATION TO THE CORPORATION, ATTENTION, GENERAL COUNSEL, SPARTECH CORPORATION, 120 CENTRAL AVENUE, SUITE 1700, ST. LOUIS, MISSOURI 63105.



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         IN WITNESS WHEREOF, the aforesaid parties have hereunto set their hands and seals as of the date written below.

WITNESS                                       BRADLEY B. BUECHLER


/s/ TIMOTHY K. KELLETT                        /s/ BRADLEY B. BUECHLER
------------------------------------          --------------------------------


Date:  5/24/05                                Date:  5/24/05
------------------------------------               ---------------------------



                                              SPARTECH CORPORATION
ATTEST:

/s/ JEFFREY D. FISHER, Secretary              By:  /s/ JACKSON W. ROBINSON
------------------------------------             -----------------------------
                                                    Jackson W. Robinson

                                              Title:  Chairman of the Board

                                              Date:  5/26/05
                                                   ---------------------------

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